UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue, Suite A

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into Material Definitive Agreements.

On December 9, 2015, the Board of Directors (the “Board”) of Trovagene, Inc. (the “Company”) approved a form of indemnification agreement to be entered into by the Company with each of its directors and executive officers.  In general, each of the indemnification agreements provide, to the fullest extent permitted or provided by the Company’s certificate of incorporation, by-laws, or by Delaware law, indemnification against expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement relating to, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by the indemnitee in his or her capacity as a director or officer of the Company or (ii) indemnitee’s status as a current or former director, officer or employee of the Company. In addition, the indemnification agreement provides that the Company will pay in advance of a final disposition of a claim related expenses as and when incurred by the indemnitee.

The description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of the indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.05                                           Amendments to the Registrant’s Code of Ethics; or Waiver of a Provision of the Code of Ethics.

As part of its periodic review of the corporate governance matters of the Company, the Company’s Board adopted and approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code”) on December 9, 2015.  The amendments are intended to update the Code to better conform to current best practices and include expanded guidelines, including with respect to the Company’s Insider Trading Policy, Anti-Corruption and Antitrust Laws, the Food, Drug and Cosmetic Act and Interactions with the U.S. Food and Drug and Administration.  The amendments to the Code also provide more detailed guideless with respect to conflicts of interest, corporate opportunities, political contributions and activities as well as competition and fair dealing.

The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K. The Code, as amended, will be made available in the Corporate Governance section of the Company’s website at www.trovagene.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Indemnification Agreement
14.1	Code of Conduct and Ethics, as amended on December 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     December 15, 2015

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer